UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2008
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 16, 2008, American International Group, Inc. (AIG) established the compensation of Robert B. Willumstad as Chairman and Chief Executive Officer.
     Mr. Willumstad will receive an annual salary of $1 million, a target annual cash bonus opportunity of $8 million, and a target annual long-term incentive opportunity of $13 million. For 2008, Mr. Willumstad’s minimum annual cash bonus will be $4 million, which will be deferred until Mr. Willumstad is no longer employed by AIG.
     In connection with his election as Chief Executive Officer, Mr. Willumstad received a one-time award, granted on July 16, 2008, of restricted shares and options in respect of AIG Common Stock. The award of restricted shares has a value of $24.5 million based on the closing price of AIG Common Stock on the date of grant and will vest in equal installments on each of the second, third and fourth anniversaries of the date of grant. The award of options has a value of $12 million based on AIG’s option pricing model and an exercise price per share equal to 100% of the closing price of AIG Common Stock on the date of grant. One third of the options will vest in equal installments on each of the first three anniversaries of the date of grant; one third will vest if the closing price of AIG Common Stock is at least 125% of the exercise price over a 15-day trading period on the NYSE; and one third will vest if the closing price of AIG Common Stock is at least 150% of the exercise price for the same length of time.
     The one-time awards of restricted shares and options will continue to vest if Mr. Willumstad retires with the consent of AIG’s Compensation and Management Resources Committee or if his employment is terminated under circumstances that entitle him to benefits under AIG’s Executive Severance Plan. The awards contain a noncompetition agreement surviving for one year after his employment terminates, a nonsolicitation covenant surviving for two years after his employment terminates, a mutual nondisparagement agreement and a cooperation agreement.
     Mr. Willumstad will participate in AIG’s Executive Severance Plan, be entitled to benefits and perquisites consistent with AIG’s current policies as in effect from time to time and is required to use corporate aircraft for personal travel.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
(Registrant)

Date: July 18, 2008	By:	/s/ Kathleen E. Shannon

Name: Kathleen E. Shannon
Title: Senior Vice President and Secretary